POWER OF ATTORNEY

The undersigned trustee of each trust listed in Schedule A hereto (each a “Registrant”) hereby appoint ALISON E. BAUR, ALEXANDER Y. KYMN, CHRISTINE DEBEVEC, HARRIS GOLDBLAT, TARA E. GORMEL, NAVID J. TOFIGH, MARC DE OLIVEIRA, BRUCE G. LETO, DAVID GRIM, KRISTIN H. IVES AND MARGUERITE C. BATEMAN

(with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 19th day of August 2026.

/s/Ann Torre Bates, Trustee

Ann Torre Bates, Trustee

Schedule A To

Power of Attorney

Name of Trust	Securities Act File No.
Franklin California Tax-Free Income Fund	002-60470
Franklin California Tax-Free Trust	002-99112
Franklin Custodian Funds	002-11346
Franklin Federal Tax-Free Income Fund	002-75925
Franklin Floating Rate Master Trust The registration statement below marked with an asterisk Franklin Floating Rate Master Series*	SERIES ID: S000007441
Franklin Fund Allocator Series	333-13601

Franklin Global Trust	333-46996
Franklin Gold and Precious Metals Fund	002-30761
Franklin High Income Trust	002-30203
Franklin Investors Securities Trust	033-11444
Franklin Limited Duration Income Trust	333-109190
Franklin Managed Trust	033-09994
Franklin Municipal Securities Trust	033-44132
Franklin New York Tax-Free Income Fund	002-77880
Franklin New York Tax-Free Trust	033-07785
Franklin Real Estate Securities Trust	033-69048
Franklin Strategic Series	033-39088
Franklin Tax-Free Trust	002-94222
Franklin Templeton Variable Insurance Products Trust	033-23493
Franklin Universal Trust	033-22162
Franklin U.S. Government Money Fund	002-55029
Institutional Fiduciary Trust	002-96634
The Money Market Portfolios The registration statement below marked with an asterisk The U.S. Government Money Market Portfolio*	SERIES ID: S000007450